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                                                                      EXHIBIT 21







                         GROUND ROUND RESTAURANTS, INC.


                              LIST OF SUBSIDIARIES
                              --------------------




                          Ground Round Holdings, Inc.

                          G.R. Glendloc, Incorporated

                          Ground Round of Baltimore, Inc.

                          GRXR of Frederick, Inc.

                          GRXR of Bel Air, Inc.

                          GRXR of Hagerstown, Inc.

                          GRXR of Charles County, Inc.

                          GR of Minn., Inc.

                          The Ground Round, Inc.

                          GRH of NJ, Inc.